UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 20, 2013 (February 1, 2013)

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MINERCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

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NEVADA	333-156059	27-2636716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Trafalgar Square
Suite 455
Nashua, NH 03063
(Address of principal executive offices, including zip code.)

(603) 732-6948
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 1, 2013, we entered into an exclusive employment agreement with John Powers to serve as our Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.

The agreement is for a term of three years beginning February 1, 2013 and ending January 31, 2016.  An Extension to the Term must be agreed upon in writing and executed by the Company and Mr. Powers no later than 5 p.m. Eastern Standard Time on January 31, 2016.

Mr. Powers will be paid  a salary of $84,000 per annum beginning on February 1, 2013.  If revenues exceed $5 million, then Mr. Powers salary will be increased to $144,000 per annum.  If revenues exceed $10 million, then Mr. Powers salary will be increased to $180,000 per annum.

Mr. Powers was issued 15,000,000 shares of common stock, upon the effective date of the agreement.

If Mr. Powers voluntarily terminates his employment with the Company or if a petition for Chapter 7 bankruptcy is filed by the Company resulting in an adjudication of bankruptcy within 12 months of the date of the agreement, all shares granted will be cancelled. If Mr. Powers voluntarily terminates his employment with the Company or if a petition for Chapter 7 bankruptcy is filed by the Company resulting in an adjudication of bankruptcy after twelve months and before 24 months of the date of the agreement, Ten Million (10,000,000) shares granted to him will be returned. If Mr. Powers voluntarily terminates his employment with the Company or if a petition for Chapter 7 bankruptcy is filed by the Company resulting in an adjudication of bankruptcy after twenty four months and before 36 months of the date of the agreement, Five Million (5,000,000) s shares granted to him will be returned.

If there is a sale of all or substantially all of the assets or a merger in which the Company is not the surviving entity, Mr. Powers will be entitled to receive an additional amount of shares of common stock in the Company which would equal Five percent (5%) of the final value of the transaction.

Further, Mr. Powers will be entitled to such additional bonus, if any, as may be granted by the Board or compensation or similar committee thereof in the Board's (or such committee's) sole discretion based upon Employee's performance of his Services under the Agreement.

Item 3.02 Unregistered Sales of Equity Securities

On February 20, 2013, the Company issued 15,000,000 shares of its common stock to its Chief Executive Officer pursuant to an employment agreement dated February 1, 2013.

On February 20, 2013, the Company issued 5,000,000 shares of its Class A Preferred stock to its Chairman of the Board of Directors, V. Scott Vanis, for services performed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: 2/20/2013	MINERCO RESOURCES, INC.

	By:	/s/ John Powers
John Powers